Exhibit 99.1

Media inquiries:

Christen Graham

Warner Communications

christen@warnerpr.com

978-526-1960

Investor inquiries:

Andrea Clegg

NightHawk Radiology Holdings, Inc.

aclegg@nighthawkrad.net

866-402-4295 or 208-292-2818

NightHawk Radiology Holdings, Inc. Announces Preliminary 2007 Results

COEUR D’ALENE, Idaho, January 28, 2008 – NightHawk Radiology Holdings, Inc. (Nasdaq: NHWK), the leading provider of radiology solutions to radiology groups across the United States, today announced its preliminary, unaudited financial results for the year ended December 31, 2007. Results are subject to completion of the company’s customary closing and review procedures.

Preliminary 2007 Results

The company expects to report 2007 revenue in the range of $151 to $152 million, compared to $92 million in 2006, and 2007 adjusted earnings per diluted share in the range of $0.90 to $0.91, compared to adjusted earnings per diluted share of $0.70 in 2006. The company’s calculation of adjusted earnings per diluted share excludes certain non-cash charges, including stock compensation, IBNR reserves and the amortization of intangibles associated with acquisitions. Also excluded from the calculation of 2007 adjusted earnings per diluted share is a one-time charge of approximately $0.5 million related to the settlement of an acquisition-related legal dispute.

The company’s 2007 results were impacted by slightly lower fourth quarter volumes due to greater than expected seasonality, and a delay in transitioning the former Radlinx physician contracts to the company’s compensation model.

Conference Call & Web Cast

The fourth quarter and full-year 2007 conference call will be held on Wednesday, February 13, 2008 at 8:30 a.m. (ET). A live webcast of the conference call, as well as a replay, will be available online on the company’s corporate website at http://www.nighthawkrad.net. Participants can also access the call by dialing 800-240-4186 (within the United States and Canada) or 303-262-2130 (international callers). A replay of the call will be available approximately two hours after the call has ended and will be available until 11:59 p.m. (ET) on Wednesday, March 5, 2008. To access the replay, dial 800-405-2236 (within the United States and Canada), or 303-590-3000 (international callers) and enter the conference ID number: 11107716.

About NightHawk

NightHawk Radiology (Nasdaq: NHWK), headquartered in Coeur d’Alene, Idaho, is leading the transformation of the practice of radiology by providing high-quality, cost-effective services to radiology groups and hospitals throughout the United States. NightHawk provides the most complete suite of solutions, including professional services, business services, and its advanced, proprietary clinical workflow technology, all designed to increase efficiencies and improve the quality of patient care and the lives of physicians who provide it. NightHawk’s team of U.S. board-certified, state-licensed, and hospital-privileged physicians located in the United States, Australia, and Switzerland, provides services 24 hours a day, seven days a week, for more than 750 radiology group customers and the 26% of all U.S. hospitals they serve. For more information, visit www.nighthawkrad.net.

Forward Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding the company’s final 2007 financial results which are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. Other factors that could cause operating and financial results to differ are described in the company’s prospectus and periodic reports filed with the Securities and Exchange Commission (SEC). Other risks may be detailed from time to time in reports to be filed with the SEC. NightHawk does not undertake any obligation to publicly update its forward- looking statements based on events or circumstances after the date hereof.

Presentation of Non-GAAP Financial Information

The presentation of adjusted earnings per diluted share is not a measure of financial performance under GAAP and should not be considered a substitute for or superior to GAAP. Management believes this non-GAAP financial measure provides useful information to both management and investors by excluding certain expenses that may not be indicative of our core results and providing for consistency in financial reporting.

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